UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 22, 2005


                              LAS VEGAS SANDS, CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                 00132373                              27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            AMENDED AND RESTATED CREDIT AGREEMENT

            On February 22, 2005, two subsidiaries of Las Vegas Sands Corp. ("LVSC"), Las Vegas Sands, Inc. ("LVSI") and its wholly-owned subsidiary, Venetian Casino Resort, LLC ("Venetian" and, collectively, the "Borrowers"), entered into an amended and restated credit agreement (the "Amended Credit Agreement") governing their amended $1.620 billion senior secured credit facility with Goldman Sachs Credit Partners L.P., as syndication agent, joint lead arranger and joint lead bookrunner, The Bank of Nova Scotia, as administrative agent, joint lead arranger and joint lead bookrunner, certain lenders and Wells Fargo Foothill, Inc., The CIT Group\Equipment Financing, Inc. and Commerzbank AG, as Documentation Agents. The amended credit facility consists of a $970 million funded term loan, a $200 million delayed-draw term loan available until August 20, 2005 and a $450 million revolving credit facility. The amended credit facility also contains revised covenants to provide greater flexibility.

            The funded term loan was drawn at closing and provided the Borrowers $970 million in proceeds. These proceeds, along with the net proceeds from LVSC's recently completed senior note offering and cash on hand, were used to repay term indebtedness under the prior secured credit facility, repurchase $542 million principal amount of the Borrowers' 11% mortgage notes in their previously announced tender offer, and to pay related tender offer premiums, and accrued and unpaid interest on the tendered notes and fees and expenses.

            The indebtedness under the amended credit facility is guaranteed by certain of the Borrowers' domestic subsidiaries (the "Guarantors"). The Borrowers' obligations under the amended credit facility and the guarantees of the Guarantors are secured by a first-priority security interest in substantially all of the Borrowers' and Guarantors' assets, other than capital stock. Borrowings under the term loan facilities and revolving loan facilities bear interest, at the Borrowers' option, at either an adjusted Eurodollar rate or at an alternative base rate, plus a spread of 1.75% of or 0.75%, respectively, which spreads shall be decreased by 0.25% if the loans achieve a rating of Ba2 or higher by Moody's and BB or higher by S&P subject to certain additional conditions.

            The amended credit facility contains affirmative, negative and financial covenants customary for such financings. The amended credit facility also requires the Borrowers to maintain the following financial ratios as of the last day of each fiscal quarter:

o minimum ratio of consolidated adjusted EBITDA to consolidated interest expense of not less than 1.5 to 1.0 until the last day of the fiscal quarter in which construction of the Palazzo Casino Resort Hotel is substantially complete, increasing thereafter as provided in the credit facility;

o maximum ratio of consolidated total debt outstanding, including certain debt of LVSC guaranteed by the Borrowers, to consolidated adjusted EBITDA of not more than 7.25 to 1.0 until the last day of the fiscal quarter in which construction of the Palazzo is substantially complete, decreasing thereafter as provided in the amended credit facility;

o minimum consolidated net worth to be not less than $410.0 million plus 85% of consolidated net income of the Borrowers and Guarantors for all fiscal quarters;


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

o maximum consolidated capital expenditures (excluding certain Palazzo-related construction costs) for the periods from February 22, 2005 until December 31, 2005 of not more than $80.0 million, plus carry-forward of unused amounts from prior years, decreasing in fiscal years thereafter as set forth in the amended credit facility.

            The amended credit facility contains events of default customary for such financings, including but not limited to nonpayment of principal, interest, fees or other amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration; certain ERISA events; change of control; dissolution; insolvency; bankruptcy events; material judgments; and actual or asserted invalidity of the guarantees or security documents. Some of these events of default allow for grace periods and materiality concepts.

            The Bank of Nova Scotia and Goldman Sachs Credit Partners L.P. and their respective affiliates have performed investment banking, financial advisory, lending and/or commercial banking services for the Borrowers and their affiliates from time to time, for which they have received customary compensation, and may do so in the future.

            6.375% SENIOR NOTES OF LVSC

            In accordance with the conditions of the previously disclosed offering by LVSC of 6.375% senior notes due 2015, the net proceeds of such offering were released from escrow to LVSC. Simultaneously with such release, a supplemental indenture to the indenture governing the senior notes was executed by LVSC, certain of its domestic subsidiaries and the indenture trustee. Under the supplemental indenture, the notes were jointly and severally guaranteed on a senior unsecured basis by certain of LVSC's existing domestic subsidiaries (including the Borrowers).

            11% MORTGAGE NOTES OF THE BORROWERS

            The Borrowers accepted for payment and purchased $542.3 million principal amount of the 11% mortgage notes that were tendered in the Borrowers' previously announced tender offer prior to the consent time. The total consideration paid to the tendering holders was $1,166.56 per $1000 principal amount of 11% mortgage notes (including a consent payment of $30 per $1000 principal amount of 11% mortgage notes). As a result, the amendments to the indenture governing the mortgage notes became operative and substantially all of the restrictive covenants and certain of the events of default were removed from the indenture governing the mortgage notes.

            The tender offer for the 11% mortgage notes remains open and is scheduled to expire at 12 midnight New York City time, on March 1, 2005. Holders of 11% mortgage notes who tender their notes after the consent time will not receive the consent payment.

            The Borrowers also have called the remaining outstanding 11% mortgage notes for redemption at a price equal to 100% of the principal amount thereof plus a make-whole premium as determined in accordance with the indenture governing the 11% mortgage notes and, to the extent not included in the make-whole premium, accrued interest.


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

            INTEREST EXPENSE SAVINGS AND CHARGES

            LVSC expects to realize reductions in interest expense as a result of these transactions. As a result of these transactions, LVSC estimates it will achieve approximately $63 million in pre-tax interest savings in 2005 (estimated to be approximately $72 million on an annualized basis) based upon an applicable LIBOR rate of 2.59 percent. The estimated savings includes the effect of the expected savings of approximately $31 million for 2005 (approximately $33 million on an annualized basis) previously announced in connection with the Borrowers' February 1, 2005 redemption of approximately $291 million principal amount of 11% mortgage notes (the "Equity Clawback"). The Equity Clawback savings amounts include approximately $1 million each of amortization of previously deferred offering costs. These transactions are expected to result in a pre-tax charge to net income resulting from loss on early retirement of indebtedness of approximately $133 million in the first quarter of 2005. This estimated charge includes the approximately $39 million charge previously announced in connection with the Equity Clawback.

            FORWARD LOOKING STATEMENTS

            Certain statements made in this Form 8-K are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," "is subject to," or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by LVSC with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business of LVSC or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT.

            The information under "Amended and Restated Credit Agreement" and "6.375% Senior Notes of LVSC" under Item 1.01 above is hereby deemed filed under
Item 2.03 as well.


ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

            The information under "11% Mortgage Notes of the Borrowers" under
Item 1.01 above is hereby deemed filed under Item 3.03 as well.



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

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

            Exhibit 4.1 First Supplemental Indenture, dated as of February 22, 2005, by and among LVSC, the guarantors named therein and U.S. Bank National Association as trustee to the Indenture dated as of February 10, 2005 relating to the 6.375% senior notes due 2015 of LVSC.




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


                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 23, 2005

                                     LAS VEGAS SANDS CORP.


                                     By: /s/ Bradley K. Serwin
                                         -----------------------------------
                                         Name:  Bradley K. Serwin
                                         Title: General Counsel and Secretary




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

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT
NUMBER            DESCRIPTION
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 4.1              First Supplemental Indenture, dated as of February 22, 2005, by and among LVSC, the guarantors named therein and U.S. Bank
                  National Association as trustee to the Indenture dated as of February 10, 2005 relating to the 6.375% senior notes due 2015 of LVSC.